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                                                                   Exhibit 10.27

                     SUPPLEMENT FOR PAYMENT IN INSTALLMENTS

                        ORDERS AS PER ON SHORE OPERATION

These terms complete and amend those contained in the Contract "As per on Shore Operation"

CONDITIONS

The following financial conditions shall be applied to the Products included in the referred orders and they shall comply with this Supplement.

Total Price of the Products                  US$ 427.491.00
a.)   Down payment                           US$-0-
b.)   Balance to be financed                 US$ 427.491.00
Term for Installments                        Monthly payments
Value of Periodical Installments             6-US$7.340; 12-US$8.300:
                                             12-US$9.600: 12-US$10.900:
                                             and 12-US$11.819.
Number of Periodical Installments            60 Installments including
                                             6 month grace term.
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TRANSTEL S. A. herein agrees to pay the net mentioned amounts as follows:

Down Payment, IVA (Added Value Tax) and related taxes, shall be paid against submission of the corresponding invoice. The Balance to be Financed shall be paid in the indicated amount of installments, as above stated, which shall start on the corresponding date on which the physical delivery of products regulated by this supplement is made to TRANSTEL, S. A. The subsequent pending installments shall be paid when due date is effective, after the first installment. The values corresponding to the down payment, IVA, and pending installments shall be readjusted at the Market Representative Exchange Rate published by the Superintendencia Bancaria (or an institution which may play its role), corresponding to the last business day before payment is due. In the event of a late payment in any installment, TRANSTEL, S. A. shall pay IBM the late payment interest rates corresponding to the maximum legal rate valid at the time of such late payment.

IBM herein authorizes cession on behalf of TRANSTEL, S. A. to his affiliate CAUCATEL S. A. E.S.P. of machines, licenses, replacements and additions which are a part of this Contract except what corresponds to financial duties on behalf of TRANSTEL, S. A. with respect to IBM Colombia which shall continue being the
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responsibility of TRANSTEL S. A. and herein agrees to pay in its total amount according to agreements made herein.

CHARGES ON ANTICIPATED TERMINATION

In the event that TRANSTEL, S. A. may decide to terminate this Supplement in advance, or in the event that IBM may decide to terminate it due to non compliance on their duties herein by TRANSTEL, S. A.. Then the breaching party shall pay IBM the amount of all installments pending payment in order to terminate this Supplement.

PAYMENT WARRANTY

TRANSTEL, S. A. herein agrees to sign additionally to this Supplement a Promisory Note in Blank, which shall be made effective in the case of non compliance of any of TRANSTEL, S. A. conditions agreed upon herein.

By signing this Supplement, TRANSTEL, S. A. herein agrees upon having received and read the Sales Contrate No. AS PER ON SHORE OPERATION, and acknowledges its agreement to the clauses contained therein, and all its applicables

Attachments, and in this Supplement, which are a part of this Contract and voids any other previous communication between the parties with respect to this Supplement.

Accepted by                        Accepted by

TRANSTEL, S. A.                    IBM DE COLOMBIA, S. A.
Authorized Signature               Authorized Signature
Jorge E. Martinez                  Alfredo Cruz
Financial Vice President           Telecommunications Manager
Fecha: October 28, 1997           October 31, 1997
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PROPOSAL FOR AN INTEGRAL SOLUTION
FOR VOICE MAIL AND SAT. SERVER
TRANSTEL (POPAYAN) DELIVERABLES.
Elements Hired by TRANSTEL

Negotiation On Shore

Description                                            Amount

Hardware and Software

Server in Voice Recognition

PC Server 325, Premium Pro 200Mhz,                     1  $  8.011
32 MB RAM, 2.25gbytes, Ultra SCSI,
Ethernet R.145, 6 grooves exp. VGA
Screen, Mouse, keyboard.
Network Station

Power Pc Processor 8MB memory expandible to            2  $  2.222
64 MB Token ring, keyboard, mouse and support
for industry monitors. All applications and data
reside on servers. R/6000 requires updating PTF
for color monitor SVGA 14 (inches) 0.28 mm             2  $    741

SST Engine                                             1  $ 19.354

Engine Back up                                         1  $ 19.354

Software RISC/6000

AIX MSP/6000                                           1  $ 76.617

SS7 ITU-ISUP Software                                  2  $ 38.308
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Voice Recognition Ultimate RECO/8000 (Puertos)              16  $ 75.616

Windows NT                                                   1  $  1.277

SUMMA FOUR

Extended Services for one year                               1  $ 11.210

IBM Training

MSP Training Internet (Training on the job)

Audioresponse training (Training on the job)

Training TRANSTEL                                            1  $  8.065

Training Bond                                                1  $  8.065

Physical Fitness

Electrical Installations (UPS not included)
nor 48 feeding.                                              1  $  5.068

Networking Services                                             $  1.548

Integration systems services                                    $111.108

Services included in Summa Four (uplift)                        $  8.414

Difference found (Services)                                     $ 32.503

Total ON SHORE                                                  $427.491